Exhibit 10.3

OXFORD INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated Effective January 1, 2005

Purpose.

The purpose of this Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to become more personally invested in the Company by purchasing the Common Stock of the Company at a discount through payroll deduction. The Company believes that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. This Plan document is an omnibus document that includes a sub-plan (“Statutory Plan”) designed to permit offerings of grants to employees of certain Subsidiaries that are Designated Subsidiaries where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (“Non-Statutory Plans”) which permit offerings of grants to employees of certain Designated Subsidiaries which are not intended to satisfy the requirements of Section 423 of the Code. Section 3 of the Plan sets forth the maximum number of shares to be offered under the Plan (and its sub-plans), subject to adjustments as permitted under Section 12. The Committee shall determine from time to time the method for allocating the number of such total shares to be offered under each sub-plan. Such determination shall be in the Committee’s discretion and shall not require shareholder approval.

The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans; provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions.

The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Committee may adopt Non-Statutory Plans applicable to particular Designated Subsidiaries or locations that are not participating in the Statutory Plan. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Sections 3 and 12 with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of each Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and the Non-Statutory Plans.

Definitions.

As used in the Plan, the following terms, when capitalized, have the following meanings:

“Board” means the Company’s Board of Directors.

“Business Day” means a day that the New York Stock Exchange is open if the Shares are then listed on such exchange.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee described in Section 10.

“Common Stock” means the common stock of the Company, $1.00 par value per share, or any stock into which that common stock may be converted.

“Company” means Oxford Industries, Inc., a Georgia corporation, and any successor corporation.

“Compensation” means, for each Participant, the compensation used to calculate contributions made on the Participant’s behalf to Oxford’s Retirement Savings Plan.

“Contributions” means all amounts credited to the Participant’s Payroll Deduction Account.

“Corporate Transaction” means (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

“Designated Subsidiary” means a Subsidiary that has been designated by the Board or the Committee as eligible to participate in the Plan as to its eligible Employees.

“Effective Date” means January 1, 2005.

“Employee” means any person who performs services for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary.

“Fair Market Value” means, with respect to any date, the closing price of the Common Stock on the New York Stock Exchange on that date or, in the event that the Common Stock is not traded on that date, the closing price on the immediately preceding trading date. If the Common Stock is no longer traded on the New York Stock Exchange, then “Fair Market Value” means, with respect to any date, the fair market value of the Common Stock as determined by the Committee in good faith.

“Offering Date” means the first Business Day of each Purchase Period.

“Participant” means a participant in the Plan as described in Section 5.

“Payroll Deduction Account” means the bookkeeping account established for a Participant in accordance with Section 6.

“Plan” means the Oxford Industries, Inc. Employee Stock Purchase Plan, as amended and restated as set forth herein, and as amended from time to time.

“Purchase Date” means the last Business Day of each Purchase Period.

“Purchase Period” means a period of three months commencing on January 1, April 1, July 1 and October 1 of each year, or such other period as determined by the Committee; provided, however, that in no event will any Purchase Period be longer than 27 months.

“Purchase Price” means an amount equal to 85% of the Fair Market Value of a Share on the Purchase Date.

“Share” means a share of Common Stock, as adjusted in accordance with Section 12.

“Subsidiary” means a domestic or foreign corporation of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. The definition of Subsidiary should be interpreted so as to include any entity that would be treated as a “subsidiary corporation” under Code Section 424(f).

Reserved Shares. Subject to adjustments as provided in Section 12, the maximum number of Shares available for purchase on or after the Effective Date is 250,000 Shares. Shares issued under the Plan may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

Eligibility.

Eligible Employees. Any person who, as of an Offering Date in a given Purchase Period, (i) has been an Employee for a period of at least 90 days, (ii) is regularly scheduled to work at least 25 hours per week and (iii) is regularly scheduled to work at least five months per year, will be eligible to participate in the Plan for that Purchase Period, subject to the requirements of Section 5 and the limitations imposed by Code Section 423(b).

Five Percent Shareholders. Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) owns capital stock of the Company and/or holds outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.

Participation. An Employee may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Committee or its designee and submitting them to the Committee or its designee in accordance with the rules established by the Committee. The enrollment documents will set forth the dollar amount or percentage of the Participant’s Compensation to be paid as Contributions pursuant to the Plan. In countries where payroll deductions are not feasible, the Committee may permit an Employee to participate in the Plan by an alternative means, such as by check.

Contributions.

Payroll Deductions. A Participant’s payroll deductions will begin with the first payroll paid following the Offering Date and will end on the last payroll paid on or before the Purchase Date of the Purchase Period; provided, however, that a payroll deduction shall be applied with respect to an Offering Period only if such payroll deduction may be credited to the Participant’s Payroll Deduction Account (and acknowledged by the Plan’s designated provider) on or prior to the Purchase Date for such Offering Period. A Participant’s enrollment documents will remain in effect for successive Purchase Periods unless the Participant timely submits new enrollment documents to change the rate of payroll deductions for a subsequent Purchase Period in accordance with rules established by the Committee.

Payroll Deduction Amount. A Participant may elect to contribute a specified dollar amount or percentage of Compensation to be paid as Contributions pursuant to the Plan. The minimum dollar amount to be contributed shall be five dollars ($5.00) per pay period. The minimum percentage amount to be contributed shall be one percent (1%) of Compensation. All elections shall be in whole dollar amounts or whole percentages.

Payroll Deduction Account. The Committee will credit the amount of each Participant’s Contributions to the Participant’s Payroll Deduction Account. A Participant may not make any additional payments to the Participant’s Payroll Deduction Account, except as expressly provided in the Plan or as authorized by the Committee.

No Changes to Payroll Deductions. A Participant may not change or cease payroll deductions once a Purchase Period has begun.

No Interest. No interest or other earnings will accrue on a Participant’s Contributions to the Plan except to the extent payment of interest on such amount is required by the laws of any applicable jurisdiction.

Foreign Currency. Except as otherwise specified by the Committee, payroll deductions made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Purchase Date.

Limitation on Purchases.

Participant purchases are subject to the following limitations:

Purchase Period Limitation. Subject to the calendar year limits provided by Section 7(b), the maximum number of Shares that a Participant will have the right to purchase in any Purchase Period will be determined by dividing (i) $25,000 by (ii) the Fair Market Value of one Share on the Offering Date for such Purchase Period.

Calendar Year Limitation. No right to purchase Shares under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase (i) more than 2,000 Shares in a calendar year or (ii) Shares with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

Refunds. As of the first Purchase Date on which this Section limits a Participant’s ability to purchase Shares, the Participant’s payroll deductions will terminate, and the Participant will receive a refund of the balance in the Participant’s Payroll Deduction Account as soon as practicable after the Purchase Date.

Stock Purchases.

Automatic Purchase. On each Purchase Date, each Participant will be deemed, without further action, to have elected to purchase the number of whole Shares that the Participant’s Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date. Except as otherwise specified by the Committee, any amounts that are not sufficient to purchase a whole Share will be retained in the Participant’s Payroll Deduction Account for the subsequent Purchase Period. Any other amounts remaining in the Participant’s Payroll Deduction Account after the Purchase Date will be returned to the Participant.

Delivery of Shares. As soon as practicable after each Purchase Date, the Committee will arrange for the delivery of the Shares purchased by Participants on the Purchase Date. The Committee may

permit or require that Shares purchased under the Plan be deposited directly with a provider designated by the Committee. The Committee may require that Shares be retained by the designated provider for a specified period of time and may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or to restrict transfer of the Shares.

Notice Restrictions. The Committee may require, as a condition of participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.

Shareholder Rights. A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant’s behalf under the Plan.

Employment Termination.

Termination of Employment. If a Participant’s employment with the Company or a Designated Subsidiary terminates for any reason, the Participant will cease to participate in the Plan and the Company or its designee will refund the balance in the Participant’s Payroll Deduction Account to the Participant or the Participant’s estate or legal representative. Whether and when employment shall be deemed terminated for purposes of this Plan shall be determined by the Committee in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

Ineligible Employee. In the event that a Participant ceases to be an eligible Employee for any reason other than employment termination at any time during a Purchase Period, at the election of the Participant, the Participant’s Payroll Deduction Account balance will, in the Committee’s discretion, be (i) distributed to the Participant, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 6.

Leaves of Absence. The Committee may establish rules regarding when leaves of absence will be considered a termination of employment.

Plan Administration.

The Plan shall be administered by the Board. The Board may delegate any or all of its authority and obligations under this Plan to such committee or committees (including without limitation, a committee of the Board) or officer(s) of the Company as it may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority that may be delegated by the Board includes, without limitation, the authority to (i) establish Non-Statutory Plans and determine the terms of such sub-plans, (ii) designate from time to time which Subsidiaries will participate in the Statutory Plan, which Subsidiaries will be Designated Subsidiaries, and which Designated Subsidiaries will participate in a particular Non-Statutory Plan, (iii) determine procedures for eligible employees to enroll in or withdraw from a sub-plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings, (iv) allocate the available shares under the Plan to the sub-plans for particular offerings, and (v) adopt amendments to the Plan or any sub-plan including, without limitation, amendments to increase the shares available for issuance under the Plan pursuant to Section 13 (but not including increases in the available shares above the maximum permitted by Section 3 which shall require Board and shareholder approval).

The Committee shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Committee may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The authority of the Committee will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary that is organized under the laws of a country other than the United States of America when the Committee deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries. Such changes may include, without limitation, the exclusion of particular Subsidiaries from participation in the plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Designated Subsidiary will apply only to such Designated Subsidiary, and will apply equally to all similarly situated employees of such Designated Subsidiary. The rights and privileges of all employees granted options under the Statutory Plan shall be the same. To the extent any changes approved by the Committee would jeopardize the tax-qualified status of the Statutory Plan, such change shall cause the Designated Subsidiaries affected thereby to be considered to be Designated Subsidiaries under a Non-Statutory Plan or Non-Statutory Plans instead of the Statutory Plan.

Rights Not Transferable. Rights under the Plan are not transferable by a Participant and, during the Participant’s lifetime, may be exercised only by the Participant.

Capital Changes. In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all persons. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Amendment. The Board may at any time, or from time to time, amend the Plan in any respect. The stockholders of the Company, however, must approve any amendment that would increase the number of Shares that may be issued under the Plan pursuant to options intended to qualify under Code Section 423 (other than an increase merely reflecting a change in capitalization of the Company pursuant to Section 12) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Employees under the Plan.

Plan Termination. The Plan and all rights of Employees under the Plan will terminate: (a) on the Purchase Date on which Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase as set forth in Section 3, or (b) at any date at the discretion of the Board. In the event that the Plan terminates under circumstances described in (a) above, reserved Shares remaining as of the termination date will be made available for purchase by Participants on the Purchase Date on a pro rata basis based on the amount credited to each Participant’s Payroll Deduction Account. Upon termination of the Plan, each Participant will receive the balance in the Participant’s Payroll Deduction Account.

Government Regulations. The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required or desirable. To the extent any (i) grant of an option to purchase Shares hereunder, (ii) purchase of Shares hereunder, or (iii) disposition of Shares purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), the Committee may implement appropriate procedures to ensure that such tax withholding obligations are met. Such procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company or another Designated Subsidiary by an employee, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Company. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated employees participating in the Plan (or in an offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction.